Exhibit 10.15

ST. JUDE MEDICAL, INC.
AMENDED AND RESTATED 2001 EMPLOYEE STOCK OPTION PLAN
(formerly known as the Advanced Neuromodulation Systems, Inc.
2001 Employee Stock Option Plan)

        1.    Purpose of the Plan.   The purposes of the Plan are (i) to attract and retain the best available personnel for positions of substantial responsibility, and (ii) to provide incentives to such personnel to promote the success of the business of St. Jude Medical, Inc. and its subsidiaries.

        2.    Definitions.   As used herein, the following definitions shall apply:

                (a)    “Board” means the Board of Directors of the Corporation.

                (b)    “Common Stock” means the Common Stock, $.10 par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan will have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation’s assets in the event of liquidation.

                (c)    “Committee” means the committee described in Section 18(a) that administers the Plan.

                (d)    “Corporation” means St. Jude Medical, Inc., a Minnesota corporation.

                (e)    “Date of Grant” means the date on which an Option is granted pursuant to this Plan or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective.

                (f)    “Employee” means any officer or other key employee of the Corporation or one of its Subsidiaries, including any director who is also an officer or key employee of the Corporation or one of its Subsidiaries.

                (g)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                (h)    “Fair Market Value” means the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the trading day immediately prior to the date specified as reported by the New York Stock Exchange or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Committee, in its sole discretion. In making such determination, the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

                (i)    “Option” means a stock option granted pursuant to Section 6 of this Plan.

                (j)    “Optionee” means any Employee or Director who receives an Option.

                (k)    “Participant” means any Employee who receives an Option.

                (l)    “Plan” means the St. Jude Medical, Inc. Amended and Restated 2001 Employee Stock Option Plan (which was formerly known as the Advanced Neuromodulation Systems, Inc. 2001 Employee Stock Option Plan), as amended from time to time.

                (m)    “Rule 16b-3” means Rule 16b-3 of the rules and regulations under the Exchange Act, as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

                (n)    “Subsidiary” means any now existing or hereinafter organized or acquired company of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

        3.    Term of Plan.   The Plan was adopted by the Board of Directors of Advanced Neuromodulation Systems, Inc. effective as of April 2, 2001. The Plan was assumed by the Corporation pursuant to the terms of the Agreement and Plan of Merger among the Corporation, Apollo Merger Corp., and Advanced Neuromodulation Systems, Inc., dated as of October 15, 2005 (the “Merger Agreement”). The Plan was amended pursuant to resolutions adopted by the Board on October 14, 2005 in order to make changes necessary to reflect the assumption of the Plan by the Corporation. Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), the then outstanding Options under the Plan were converted into Options to purchase Common Stock. After the Effective Time, no additional Options will be granted under the Plan. The Plan shall continue in effect so long as Options granted under the Plan remain outstanding, subject to earlier termination as provided under Section 18(a).

        4.    Shares Subject to the Plan.   When the Plan was adopted by the Board of Directors of Advanced Neuromodulation Systems, Inc. it contained the following provision: “Except as otherwise provided in Section 17 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options pursuant to this Plan shall be 180,000 shares; provided, however, that on January 1 of each year (commencing on January 1, 2001), the aggregate number of shares of Common Stock then issuable upon the exercise of Options shall be increased by the same percentage that the total number of issued and outstanding shares of Common Stock increased from the preceding January 1 to the following December 31 (if such percentage is positive). For example, if the total number of issued and outstanding shares of Common Stock on January 1, 2001 were 5,000,000, the total number of issued and outstanding shares of the Corporation on December 31, 2001 were 5,500,000, and the aggregate number of shares of Common Stock then issuable upon the exercise of Options pursuant to this Plan were 180,000, the aggregate number of shares of Common Stock issuable under the Plan effective January 1, 2002 would be 198,000 (a 10% increase). Shares issuable upon the exercise of Options may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full, then the shares that were subject thereto shall, unless the Plan shall have terminated, become immediately available for the grant of additional Options under this Plan, subject to the limitations and adjustments set forth above. In addition, for purposes of calculating the aggregate number of shares that may be issued under this Plan, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of a Option. Shares tendered by a Participant as payment for shares issued upon such exercise shall be available for reissuance under the Plan.”

        5.    Eligibility.   Options may be granted under Section 6 of the Plan to such Employees of the Corporation or its Subsidiaries as may be determined by the Committee. Subject to the limitations and qualifications set forth in this Plan, the Committee shall also determine the number of Options to be granted, the number of shares subject to each Option grant, the exercise price or prices of each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option as are consistent with the provisions of this Plan.

        6.    Grant of Options.   Except as provided in Section 18(c), the Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. No member of the Committee shall be eligible to receive Options. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Committee and executed on behalf of the Corporation by an appropriate officer.

        7.    Time of Grant of Options.   The date of grant of an Option under the Plan shall be the date on which the Committee awards the Option or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Option is granted promptly after the date of such grant.

        8.    Price.   The exercise price for each share of Common Stock subject to an Option (the “Exercise Price”) granted pursuant to Section 6 of the Plan shall be determined by the Committee at the Date of Grant.

        9.    Vesting.   Subject to Section 11 of this Plan, each Option award under the Plan shall vest or be subject to forfeiture in accordance with the provisions set forth in the applicable Option agreement. The Committee may, but shall not be required to, permit acceleration of vesting or termination of forfeiture provisions upon any sale of the Corporation or similar transaction. A Participant’s Option agreement may contain such additional provisions with respect to vesting as the Committee may specify.

        10.    Exercise.   A Participant may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of (a) cash, (b) check, (c) at the Corporation’s option, by the delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Exercise Price and have been held by the Optionee at least six (6) months prior to the date of exercise, or (d) at the Corporation’s option, any other consideration that the Corporation determines is consistent with the Plan’s purpose and applicable law. If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if (i) the broker-dealer has received from the Optionee or the Corporation a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

        11.    [Reserved.]

        12.    Option Financing.   Upon the exercise of any Option granted under the Plan, the Corporation may, but shall not be required to, make financing available to the Participant for the purchase of shares of Common Stock pursuant to such Option on such terms as the Board or the Committee may specify.

        13.    Withholding of Taxes.   The Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option including, but not limited to, (a) withholding the issuance of all or any portion of the shares of Common Stock subject to such Option until the Participant reimburses the Corporation for the amount it is required to withhold with respect to such taxes, (b) withholding any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount of taxes it is required to withhold, (c) allowing the Participant to deliver Common Stock as payment for the amount the Corporation is required to withhold for taxes or (d) taking any other action reasonably required to satisfy the Corporation’s withholding obligation.

        14.    Conditions Upon Issuance of Shares.

        (a)    The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan unless the issuance and delivery of shares comply with all provisions of applicable federal and state securities laws and the requirements of the New York Stock Exchange or any stock exchange upon which shares of the Common Stock may then be listed.

        (b)    As a condition to the exercise of an Option, the Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

        (c)    The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of the New York Stock Exchange or any stock exchange upon which shares of the Common Stock may then be listed. In addition, the Corporation shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option.

        (d)    No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject shares of Common Stock.

        15.    Restrictions on Transfer.

        (a)    Options issued pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution, and may only be exercisable during the Participant’s lifetime only by the Participant.

        (b)    Shares of Common Stock issued pursuant to the Plan may be subject to restrictions on transfer under applicable federal and state securities laws. The Committee may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option agreement entered into hereunder.

        16.    Modification of Plan and Options.

        (a)    The Committee may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan.

        (b)    At any time and from time to time, the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option or conflict with the provisions of Rule 16b-3 or the New York Stock Exchange or any stock exchange on which shares of the Common Stock may then be listed.

        17.    Effect of Change in Stock Subject to the Plan.   In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend occurs, then the Corporation may either (a) substitute for each share of Common Stock then subject to Options or available for Options the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting shareholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price, or (b) cancel all such Options as of the effective date of any merger, consolidation, recapitalization, reclassification, split-up or combination of shares by giving written notice to each holder thereof or his personal representatives of its intention to do so and by permitting the exercise of all such Options, without regard to determinations of periods or installments of exercisability during the thirty (30) day period immediately preceding such effective date. The Committee may, but shall not be required to, provide additional anti-dilution protection to a Participant under the terms of the Participant’s Option agreement.

        18.    Administration.

        (a)    Notwithstanding anything to the contrary herein, to the extent necessary to comply with the requirements of Rule 16b-3, the Plan shall be administered by the Board, or by a committee comprised solely of two or more Non-Employee Directors appointed by the Board (the group responsible for administering the Plan is referred to as the “Committee”). Options may be granted under Section 6 only by majority agreement of the members of the Committee. Option agreements, in the form as approved by the Committee, and containing such terms and conditions consistent with the provisions of this Plan as are determined by the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation. The Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend, discontinue or terminate this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive. No member of the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the fullest extent permitted by law.

        (b)    Members of the Committee shall be specified by the Board, and if the Committee does not consist of the entire Board, the Committee shall consist solely of Non-Employee Directors. Non-Employee Directors may not possess an interest in any transaction for which disclosure is required under Section 404(a) of Regulation S-K under the Exchange Act or be engaged in a business relationship that must be disclosed under Section 404(a).

        19.    Continued Employment Not Presumed.   Nothing in this Plan or any document describing it nor the grant of any Option shall give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

        20.    [Reserved].

        21.    Governing Law.   The Plan shall be governed by and construed in accordance with the laws of State of Minnesota and the United States, as applicable, without reference to the conflict of laws provisions thereof.

        22.    Severability of Provisions.   If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.